SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
               Filed pursuant to Section 12, 13, or 15(d) of
                     THE SECURITIES EXCHANGE ACT OF 1934

Date of Report               June 25, 1996
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                 (Date of earliest event reported)

                               TOKHEIM CORPORATION
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              (Exact name of registrant as specified in its charter)

        Indiana            			     1-6018                    35-0712500
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(State of Incorporation)   (Commission File Number)  (I.R.S. Employer I.D. No.)


10501 Corporate Drive, P.O. Box 360, Fort Wayne, Indiana  		     46801
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 	   (Address of principal executive offices)					             (Zip Code)

Registrant's telephone number, including area code:	     (219) 470-4600
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The undersigned registrant hereby reports as to the following matters:

Item 5:	Other Events

On June 25, 1996, Tokheim Corporation announced the signing of an agreement to acquire the petroleum dispensing marketing and services business of Paris, France-based Sofitam International in a transaction having an aggregate purchase price of approximately $108 million, subject to post-closing adjustments.

Following the completion of the acquisition, Tokheim believes it will be the world's largest independent designer, manufacturer and servicer of electronic and mechanical petroleum dispensing marketing systems, including service station equipment, point-of-sale control systems and cash- and credit card-activated transaction systems. The combined entity will have facilities throughout Europe, the United Kingdom, Africa, the United States and Canada.

The acquisition accentuates the complementary nature of Tokheim's and Sofitam International/Satam's technologies, product offerings, service facilities, where Sofitam International/Satam brings a strong, well deserved reputation, and the contiguous areas of the world in which each company successfully markets its products.

Sofitam International has a very experienced operating management group in place that shares Tokheim's perspective on the heightened global opportunities that could be realized by an alliance. Both companies exemplify technical excellence in product quality and service leadership, as well as a strong commitment to cost savings and manufacturing efficiencies.

The two companies have enjoyed strong industry positions on two separate continents, and the combination will consolidate each Company's respective relative strengths in Northern and Southern Europe and Africa. In addition, Sofitam represents a significant augmentation to Tokheim's recently established strong base in Asia Pacific and Eastern and Central Europe.
By creating and combining an unparalleled global service network, the combination creates a structure that is congruent with the globalization strategies of the major oil company customers. It also creates the requisite critical infrastructure to support broader and more advanced technological development.

Sofitam International and Satam are highly respected names in the petroleum dispensing industry with good management and Tokheim looks forward to realizing the full potential of the global partnership. The transaction is expected to close in Tokheim's fourth quarter of 1996.


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                                     SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                           							               Tokheim Corporation
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               							                       	       (Registrant)




Date:  July 9, 1996  			                   		DOUGLAS K. PINNER
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                                     							President and Chief Executive
                                            Officer



Date:   July 9, 1996                    					JOHN A. NEGOVETICH
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                                     							Vice President and Chief
                                            Financial	Officer